UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2019

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	98-0557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West Broadway, Suite 700, Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 885-9260

1889 FM 2088, Quitman, Texas 75783
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 – Material Agreement

Winnemucca Gold Property, Nevada

As previously announced, on September 14, 2012, we entered into an option agreement (as last amended on February 11, 2016) with AHL Holdings Ltd., and Golden Sands Exploration Inc., wherein we acquired an option to purchase an 80% interest in and to certain mining claims, which claims form the Winnemucca Mountain Property in Humboldt County, Nevada (“Property”). This Winnemucca Mountain property currently is comprised of 138 unpatented mining claims covering approximately 2700 acres.

On July 23, 2018, the Company entered into a New Option Agreement with AHL Holding Ltd & Golden Sands Exploration Inc. (“Optionors”). This agreement provided for the payment of $25,000 and the issuance of 3,000,000 shares of the Company’s common stock and work commitments. The Company issued the shares and made the initial payment of $25,000 per the terms of the July 31, 2018 agreement. The second payment of $25,000 per the terms of the agreement was not paid when it became due on August 31, 2018 causing the Company to default on the terms of the July 23, 2018 agreement.

On March 25, 2019 the Company entered into a New Option Agreement with the Optionors. As stated in the New Option Agreement the Company has agreed to certain terms and conditions to have the right to earn an 80% interest in the Property, these terms include cash payments, issuance of common shares of the Company and work commitments. See the New Option Agreement for additional information which is included and made a part of this filing.

Item 3.02 – Unregistered Sales of Equity Securities

Private Placement of Registrant Common Stock:

We have completed the sale of 4,166,667 our shares of common stock (Par Value $0.001) and raised $75,000 ($0.03per share) in March 2019 to three investors who are “Accredited Persons” as that term is defined in the United States Securities Act of 1933, as amended. After the issuance of the shares from this private placement, our issued and outstanding shares will be 54,603,685 shares (75,000,000 common shares authorized). The issuance of 4,166,667 shares of our common stock represents 7.63% of the issued and outstanding shares. The funds raised from the private placement are for general corporate purposes to pay outstanding liabilities and to help bring us current in our regulatory filings.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated April 3, 2019

99.2	New Option Agreement on the Swordfish, Winnemucca, Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/ Noel Schaefer
Noel Schaefer
Chief Operating Officer

Date: April 11, 2019

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